Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count UPB
127 $19,791,044.06
In Foreclosure >= 180 Days
Count UPB
0
In Bankruptcy >= 60 Days
Count UPB
9 $1,034,537.11
REO >= 180 Days
Count UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count UPB
122 $14,962,881.06
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count UPB
64 $2,229,153.48
Loans in Foreclosure >= 60 Days beyond state average
Count UPB
0
MI Claims open >= 60 Days
Number of Loans Total Claim Amount Avg. Claim Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans Total UPB Avg. Days in Eviction
0
BPO Reconciliation
Variance Number of Loans Total UPB
10 - 15% 63 $10,927,974.36
15 - 20% 37 $5,856,780.98
20 - 25% 28 $3,793,893.08
25 - 30% 30 $3,220,674.72
> 30% 67 $5,194,033.69
Red Flag Dashboard (OTS)
Date: 10/14/2005 12:15:30 PM Deal Number: SAIL 2005-HE1 Report As of: 8/30/2005
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